SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(A)

Of The Securities Exchange Act Of 1934

FILED BY THE REGISTRANT  ☒

FILED BY A PARTY OTHER THAN THE REGISTRANT  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

EMPIRE ENERGY CORPORATION INTERNATIONAL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box.):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

None

(2)	Aggregate number of securities to which transaction applies:

None

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$ -0-, Liquidating Transaction

(4)	Proposed maximum aggregate value of transaction:

$ -0-

(5)	Total fee paid:

$ -0-

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EMPIRE ENERGY CORPORATION INTERNATIONAL

16801 W. 116th Street, Suite 100

Lenexa, Kansas, 66219

Telephone (913) 469-5615 Fax (913) 906-9632

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

August 17, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Empire Energy Corporation International to be held on Wednesday, August 17, 2005, at 1:00 p.m., local time, at our corporate headquarters, 16801 W. 116th Street, Suite 100, Lenexa, Kansas, or any adjournment thereof for the following purposes:

1. To elect two directors to our board of directors.

2. To consider and vote upon a proposal to approve an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 100,000,000 to 300,000,000 shares.

3. To Approve the reduction in the exercise price of options to be granted to current and former directors of Great South Land Minerals, Ltd. from $1.00 per share to $0.20 per share and to extend the condition for granting such options from September 30, 2005 until December 31, 2006.

4. To ratify the appointment of Malone & Bailey, PC as our independent certified public accountants to audit our financial statements for the fiscal year ending December 31, 2005.

5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on July 1, 2005 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof. Only holders of the Company’s Common Stock at the close of business on the record date are entitled to vote at the Annual Meeting.

You are cordially invited to attend the Annual Meeting in person. However, whether you plan to attend or not, we urge you to complete, date, sign, and return the enclosed proxy promptly in the envelope provided, to which no postage need be affixed if mailed in the United States, in order that as many shares as possible may be represented at the Meeting.

By Order of the Board of Directors

Malcolm Bendall
Chairman of the Board and
Chief Executive Officer

Lenexa, Kansas

July 25, 2005

IMPORTANT

Please complete, date, sign, and mail promptly the enclosed Proxy Card in the postage-paid envelope provided to assure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so even though you have returned your proxy.

EMPIRE ENERGY CORPORATION INTERNATIONAL

16801 W. 116th Street, Suite 100

Lenexa, Kansas, 66219

Telephone (913) 469-5615 • Fax (913) 906-9632

ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, AUGUST 17, 2005

PROXY STATEMENT

SOLICITATION OF PROXIES

Our Annual Meeting of Stockholders will be held on Wednesday, August 17, 2005, at our corporate headquarters, 16801 W. 116th Street, Suite 100, Lenexa, Kansas, at 1:00 p.m. This proxy statement contains information about the matters to be considered at the annual meeting or any adjournment or postponement of the annual meeting. This Proxy Statement, the Notice of Annual Meeting of Stockholders and the proxy are first being sent to stockholders on or about July 25, 2005.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHAT IS BEING CONSIDERED AT THE ANNUAL MEETING?

You will be voting to:

•	Elect two (2) directors to serve until the 2006 annual meeting of stockholders;

•	Approve an amendment to our Articles of Incorporation that increases our authorized shares of common stock from 100,000,000 shares to 300,000,000 shares;

•	Approve the reduction in the exercise price of options to be granted to current and former directors of Great South Land Minerals, Ltd. from $1.00 per share to $0.20 per share and to extend the condition for granting such options from September 30, 2005 until December 31, 2006.

•	Ratify the appointment of Malone & Bailey, PC as our independent auditors for 2005;

•	Consider such other matters as may be properly brought before the annual meeting and at any adjournment(s) or postponement(s) thereof.

We do not expect that any other matters will be acted on at the Annual Meeting.

In addition, our management will report on our performance during calendar year 2004.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

You may vote if you owned shares of our common stock as of the close of business on July 1, 2005 (the “Record Date”).

HOW DO I VOTE?

You can vote in two ways:

•	By attending the Annual Meeting; or

•	By completing, signing and returning the enclosed proxy card which authorizes Malcolm Bendall, our chief executive officer, to vote on your behalf at the annual meeting in accordance with your instructions.

WHAT VOTE IS REQUIRED?

In order to have a quorum present at the Annual Meeting, a majority of our shares of common stock that are outstanding and entitled to vote at the Annual Meeting must be represented in person or by proxy. If a quorum is not present, the Annual Meeting will be rescheduled for a later date. Shares represented by proxies delivered by nominee holders, whether they vote or not on the matters being considered at the Annual Meeting, will be counted for purposes of establishing a quorum at the Annual Meeting.

The election of directors requires the affirmative vote of a plurality in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Consequently, votes withheld and broker nonvotes will have no effect on the election of directors.

The proposal to amend our Articles of Incorporation to effect an increase in our authorized common stock to 300,000,000 shares requires the affirmative vote of the holders of a majority in voting power of issued and outstanding shares of our common stock. Accordingly, abstentions and broker nonvotes will have the same effect as a vote against these proposals.

The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to the ratification of the auditors and will not be counted as votes for or against ratification.

CAN I CUMULATE MY VOTES FOR THE ELECTION OF DIRECTORS?

No, each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

CAN I CHANGE MY MIND AFTER I DELIVER MY PROXY?

Yes, you may revoke your proxy at any time before the vote is taken at the Annual Meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the Annual Meeting, or (2) attending the Annual Meeting and voting in person.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT INCLUDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors, FOR the approval of the amendment to our Articles of Incorporation, and FOR the appointment of Malone & Bailey, PC as our independent auditors.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Investment Transfer, Salt Lake City, Utah and can be reached at (801) 272-9294.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If you hold your shares directly in your own name, they will not be voted unless you attend the Annual Meeting in person or provide us with your proxy.

If your shares are held in “street name” with a brokerage firm, bank or other nominee holder, they may be voted by the nominee holder without specific instructions from you on certain routine matters, such as the election of directors and ratification of accountants. However, such nominee holders are generally not authorized to vote shares held in street name on nonroutine matters such as the proposal to increase the authorized shares by amending our Articles of Incorporation. If you do not submit a proxy, the nominee holder may only deliver a “broker nonvote” on the proposals to amend our Articles of Incorporation, and this will have the same effect as a vote against this proposal.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

The matters described in this proxy statement are the only matters we know will be voted at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

WHO PAYS FOR THIS PROXY SOLICITATION?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

Description of Securities

The Company is authorized to issue two classes of stock to be designated, respectively, “Class A Common Stock,” $0.001 par value and “Class B Redeemable Voting Common Stock,” $0.0001 par value. The total number of shares of Class A Common Stock that the Corporation is authorized to issue is 100 million shares. The total number of shares of Class B Redeemable Voting Common Stock that the Corporation is authorized to issue is 6,750,000 shares. As of the record date, there are a total of 72,147,000 Class A Common Stock shares outstanding and 105,000 Class B Common Stock shares outstanding. The holders of the Company’s outstanding common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of Stockholders.

Stockholders of the Company have no pre-emptive rights to acquire additional shares of common stock or other securities. The Class A Common Stock is not subject to redemption rights and carries no subscription or conversion rights. The Class B Redeemable Voting Common Stock is subject to redemption at par value upon conversion into Class A Common Stock on a one-to-one basis. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All shares of the common stock now outstanding are fully paid and non-assessable.

There is no provision in the Company’s Articles of Incorporation, as amended, or Bylaws, as amended, that would delay, defer, or prevent a change in control of the Company.

Principal Stockholders

The following table sets forth information concerning the beneficial ownership of the Company’s Shares as of July 1, 2005 for (i) each current Director (ii) each named executive officer of the Company as defined in 402(a)(2) of Regulation S-B of the Securities Act of 1933, (iii) all persons known by the Company to beneficially own more than 5% of the Company’s voting Shares, and (iv) all officers and Directors of the Company as a group.

Name	Title	Nature of Ownership(1)(2)	Percentage Class(2)
Malcolm Bendall (3)	CEO and Director	7,789,434	11%
John C. Garrison	Director, Secretary	22,875	*
Dewberry Interprises, Ltd.		5,220,000	6.82%
All Directors and Executive Officers as a Group		7,812,309	11%

*	Less than 1%

(1)	Unless otherwise noted, the Company believes that all shares are beneficially owned and that all persons named in the table or family members have sole voting and investment power with respect to all Shares owned by them. Unless otherwise indicated, the contact address of each individual is the Company’s address.
(2)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.
(3)	Includes 7,739,434 shares of commons stock owned directly and fully vested options to acquire 50,000 of common stock at an exercise price of $0.01 per share. The options terminate on September 31, 2005.

Compensation of Empire Executives

No Company executive receives any compensation at the present time and no executive within the past three years has made more than $100,000 per year. Director and Secretary, John Garrison billed approximately $60,000 for accounting services during the past year.

Proposal 2

AUTHORIZE THE ARTICLES OF INCORPORATION TO

PROVIDE FOR THE INCREASE OF THE NUMBER OF AUTHORIZED

COMMON SHARES TO 300 MILLION

The Board of Directors has approved and recommends that the Stockholders approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100 million to 300 million. The Board recommends the increase in the number of authorized shares to allow the Company to raise additional capital through the sale of its shares and to pursue growth through acquisitions.

The Company also anticipates the need to raise additional capital to fund operations and development of property under license through the sale of the Company’s equity securities. Accordingly, with the number of shares currently outstanding, the anticipated offering of equity to raise capital to fund ongoing operations, and the shares issuable upon exercise of outstanding stock options, the Company needs to increase the number of its authorized shares of capital stock from 100 million to 300 million, in order to accomplish its business plan.

The increase in the number of shares, if approved, would be effective after Stockholder approval and upon filing with the State of Nevada.

Vote Required

The affirmative vote of a majority of the outstanding shares is required to approve this proposal. Management intends to vote “FOR” the proposal to increase the authorized shares from 100 million to 300 million.

The Board of Directors unanimously recommend that the Company’s Stockholders vote “For” the proposal to increase the authorized shares from 100 million to 300 million.

Proposal 3

Approve the reduction in the exercise price of options to be granted to current and former directors of Great South Land Minerals, Ltd. from $1.00 per share to

$0.20 per share and to extend the condition for granting such options from

September 30, 2005 until December 31, 2006.

On June 15, 2005, the acquisition of Great South Land Minerals Ltd. (“GSLM”) was officially completed. As part of the acquisition, the Company agreed to exchange its options for GSLM options outstanding or to be outstanding. GSLM has agreements with two current directors and four prior directors of GSLM to issue options to purchase 8,200,000 shares at an exercise price of $1.00 per share. Prior to the issuance of such options, three conditions must be satisfied. The successful completion of the merger with the Company and the extension of the petroleum license over key areas known as SEL 13/98, are the first two conditions, respectively, which have been completed. The third condition is “the securing of additional available funding of at least A$15 million before September 30, 2005.”

The acquisition of GSLM began in July, 2002. It was intended to close in October 2002. Because of substantial regulatory processes and unforeseen accounting issues the acquisition was not completed until June 15, 2005 more than 2½ years after the projected close. At the time of the commencement of the acquisition, a fair value exercise price for the proposed issuance of options was $1.00 per share. Conditions in the market place and other factors at the time of closing the acquisition have persuaded the directors to revalue the exercise price from $1.00 per share to $0.20 per share. In addition, because of the substantial length of time it has taken to close the acquisition the directors believe it is fair and equitable and in the best interests of the Company to extend the time to perform condition three, which is the raising of A$15 million, from September 30, 2005 to December 31, 2006.

The proposed recipients of options, upon completion of the third condition are as follows:

Name	Position with GSLM	Number of Options
Malcolm Bendall	Director	6,000,000
David Tanner	Director	400,000
Clive Burrett	Former Director	600,000
Stephen Powell	Former Director	400,000
Phillip Simpson	Former Director	400,000
Richard Watson	Former Director	400,000

Vote Required

The affirmative vote of a majority of the outstanding shares is required to approve this proposal. Management intends to vote “For” this proposal.

The Board of Directors, with Mr. Malcolm Bendall abstaining, recommends that the Stockholders vote “For” the proposal to approve the reduction in the exercise price of the options to be granted to current and former directors of Great South Land Minerals, Ltd. from $1.00 per share to $0.20 per share and to extend the condition for granting such options from September 30, 2005 until December 31, 2006.

Proposal 4

APPOINTMENT OF AUDITOR

On June 3, 2005, the Company appointed the accounting firm of Malone & Bailey, PC as our independent auditors to audit the Company’s financial statements for the year ending December 31, 2005. A resolution to ratify the appointment will be presented at the Annual Meeting. The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to the ratification of the auditors and will not be counted as votes for or against ratification.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPOINTMENT OF Malone & Bailey, PC AS OUR INDEPENDENT AUDITORS FOR 2005.

Audit Fees

The following table shows the aggregate fees billed to the Company for professional services by Malone & Bailey, PC for the years 2004 and 2003:

	2004	2003
Audit Fees	$17,527	$8,630
Audit Related Fees	-0-	-0-
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-

Total Fees	$17,527	$8,630

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of the Company’s consolidated financial statements for the years 2004 and 2003, for the reviews of the financial statements in the Company’s quarterly reports on Form 10-QSB during the years 2004 and 2003, and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant years.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements that are not reported above under “Audit Fees,” and generally consist of fees for other SEC filings, due diligence in connection with acquisitions, accounting consultation and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two years for professional services rendered by the independent auditors for tax compliance, tax planning and tax service.

All Other Fees. This category includes the aggregate fees billed in each of the last two years for products and services provided by the independent auditors that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

Our Audit Committee is required to review and approve in advance the retention of our independent auditors for the performance of all audit and lawfully permitted non-audit services. The Chairman of the Audit Committee, or in the absence of the Chairman, any member of the Committee designated by the Chairman, has authority to approve in advance any lawfully permitted non-audit services. The Audit Committee is authorized to establish other policies and procedures for the pre-approval of such services. Where non-audit services are approved under delegated authority, the action must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the audit-related fees, tax fees or other fees shown in the table above were approved pursuant to the Audit Committee’s preapproval process, as such process was in effect at the time of the approval of the particular fee.

Malone & Bailey, PC has audited the Company’s financial statements for the years 2003 through 2004. A representative of Malone & Bailey, PC will not be at the meeting, but will be available to answer any questions.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Bylaws do not provide any specific procedures for stockholders who wish to submit a proposal for presentation at the annual meeting and, to date, no stockholder proposals have been received for consideration at the annual meeting.

Stockholders who wish to include proposals in the proxy materials that we send out in connection with our 2006 annual meeting may do so, subject to the proxy rules adopted by the SEC. In order to be included in our proxy statement relating to the 2006 Annual Meeting, a stockholder proposal must be delivered to the Company’s Secretary at the Company’s executive offices before January 15, 2006.

OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

By order of the Board of Directors:

Chairman of the Board and Chief Executive Officer

July 25, 2005

IN ORDER TO PROVIDE ADEQUATE MEETING ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

The Annual Report to Stockholders for the fiscal year ended December 31, 2004 is being mailed concurrently with this Proxy Statement to all stockholders of record as of July 1, 2005. An electronic copy of the report is also available via the Internet at www.sec.gov.

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

EMPIRE ENERGY CORPORATION INTERNATIONAL

We, the undersigned, for the purpose of amending the Articles of Incorporation of Empire Energy Corporation International, (the “Corporation”), and subject to the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, hereby adopt and make the following amendment to Article V of the Corporation’s Articles of Incorporation:

Article V

Authorized Shares

“The total number of shares of all classes of authorized shares which the Corporation has the authority to issue is 300,000,000 shares which are divided into two classes as follows:

299,000,000 shares of “Class A Common Stock,” par value $.001 per share, and

1,000,000 shares of “Class B Common Stock”, par value $.001 per share.

We, the undersigned, Chief Executive Officer and Secretary, respectively, of the Corporation, hereby certify that this Amendment to the Articles of Incorporation of the Corporation was adopted by the holders of at least                  shares of Common Stock eligible to vote thereon which represent approximately     % of the shares of Common Stock of the Corporation eligible to vote thereon.

IN WITNESS WHEREOF, we hereby execute this Amendment to the Articles of Incorporation on the      day of August, 2005.

Malcolm Bendall, Chief Executive Officer	John Garrison, Secretary

PROXY

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EMPIRE ENERGY CORPORATION INTERNATIONAL

The undersigned hereby appoints Malcolm Bendall as proxyholder with full power of substitution, to represent, vote and act with respect to all shares of common stock of Empire Energy Corporation International (“Empire”) which the undersigned would be entitled to vote at the meeting of stockholders to be held on August 17, 2005 at 1:00 p.m., local time, at 16801 W. 116th Street, Suite 100, Lenexa, Kansas or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

The Board of Directors recommends a vote “FOR” each of the proposals. The Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the Proxy will be voted in accordance with such instruction. If no instruction is specified with respect to the matter to be acted upon, the shares represented by the proxy will be voted “FOR” each of the proposals and in accordance with the recommendations of management. If any other business is presented at the meeting, this Proxy confers authority to and shall be voted in accordance with the recommendations of management.

1.	Election of two (2) persons to be directors.

☐	FOR all nominees listed below (Except as marked to the contrary below)	☐	WITHHOLD AUTHORITY
Nominees: Malcolm Bendall and John Garrison
(INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name on the space below.)
2.	Approve the amendment to the Articles of Incorporation increasing the authorized common stock from 100,000,000 shares to 300,000,000 shares.

☐  FOR                 ☐  AGAINST                 ☐  ABSTAIN

3.	Approve the reduction in the exercise price of options to be granted to current and former directors of Great South Land Minerals, Ltd. from $1.00 per share to $0.20 per share and to extend the condition for granting such options from September 30, 2005 until December 31, 2006.

☐  FOR                 ☐  AGAINST                 ☐  ABSTAIN

4.	Ratification of the appointment of Malone & Bailey, PC as Empire’s independent accountants for the year ending December 31, 2005.

☐  FOR                 ☐  AGAINST                 ☐  ABSTAIN

5.	Transaction of such other business as may properly come before the meeting and any adjournments or adjournments thereof.

                          ☐  I DO                 ☐  I DO NOT EXPECT TO ATTEND THE MEETING

(Please date this Proxy and sign your name as it appears on you stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership names by an authorized person. All joint owners should sign.).

(Number of Shares)

(Please Print Your Name)

(Please Print Your Name)

(Date)

(Signature of Stockholder)

(Signature of Stockholder)

(Email Address)

This Proxy may be revoked prior to its exercise by filing with the Secretary of Empire a duly executed proxy bearing a later date or an instrument revoking this Proxy, or by attending the meeting and voting in person.